Exhibit 10.2

AMENDMENT NO. 2 TO ATM SALES AGREEMENT

August 31, 2012

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

Cerus Corporation, a Delaware corporation (the “Company”), and MLV & Co. LLC, a Delaware limited liability company (“MLV”), are parties to that certain At the Market Issuance Sales Agreement dated June 3, 2011 (the “Original Agreement”), as amended on January 4, 2012 (the Original Agreement, as so amended, the “Amended Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Amended Agreement. The parties, intending to be legally bound, hereby amend the Amended Agreement as follows:

1. The second paragraph of Section 1 of the Amended Agreement is hereby deleted and replaced with the following:

“ The Company has filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), a registration statement on Form S-3 (File No. 333-178480) (the “New Registration Statement”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. Prior to the New Filing Date (as defined below), the Company will furnish to MLV, for use by MLV, copies of the current prospectus included as part of the New Registration Statement relating to the Placement Shares. Except where the context otherwise requires, the New Registration Statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The current prospectus related to the Placement Shares, including all documents incorporated therein by reference, included in the Registration Statement, in the form in which such prospectus has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “Current Prospectus.” The Company has also prepared a prospectus supplement specifically relating to the Placement Shares and the Cantor Shares (as defined below) to the base prospectus included as part of the Registration Statement that the Company intends to file with the Commission pursuant to Rule 424(b) under the Securities Act Regulations on or subsequent to August 31, 2012. Following the date that such new prospectus supplement is filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act Regulations (such date, the “New Filing Date”), the Company will furnish to MLV, for use by MLV, copies of such new prospectus supplement. Such new prospectus supplement related to the Placement Shares and the Cantor Shares, including all documents incorporated therein by reference, included in the Registration Statement, in the form in which such new prospectus supplement has most recently been filed by the

Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “New Prospectus.” As used herein, the term “Prospectus” means, as applicable, (i) at any time prior to the New Filing Date, the Current Prospectus and (ii) at any time from and after the New Filing Date, the New Prospectus. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).”

2. Section 6(i) of the Amended Agreement is hereby deleted and replaced with the following:

“(i) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (including the Incorporated Documents), and other than (x) the Company’s execution of this Agreement and any amendment thereto or the sale of any Placement Shares hereunder, (y) the sale of any shares of Common Stock under the Cantor Agreement (as defined below) (such shares of Common Stock, the “Cantor Shares”), or (z) the Company’s execution of any amendment to the Cantor Agreement, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4 and otherwise publicly announced or (B) changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock, or the vesting of equity awards) or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above (A) in the ordinary course of business, (B) as otherwise disclosed in the Registration Statement or Prospectus (including the Incorporated Documents) or (C) where such matter, item, change or development would not make the statements in the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.”

3. The second sentence of Section 6(j) of the Amended Agreement is hereby deleted and replaced with the following:

“The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options or restricted stock units or other equity awards under the Company’s existing equity compensation plans, or changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock or as a result of the issuance of Placement Shares or Cantor Shares) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.”

4. Section 6(ii) of the Amended Agreement is hereby deleted and replaced with the following:

“(ii) Underwriter Agreements. Other than that certain Controlled Equity OfferingSM Sales Agreement, dated August 31, 2012, between the Company and Cantor Fitzgerald & Co. (“Cantor”) (as the same may be amended from time to time, the “Cantor Agreement”), the Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.”

5. Section 7(h) of the Amended Agreement is hereby deleted and replaced with the following:

“(h) Notice of Other Sales. Without the prior written consent of MLV, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to MLV hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination) (any such period, a “Restricted Period”); and, at any time during which a Placement Notice is pending, will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the termination of this Agreement with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with: (i) the Company’s offer or deemed offer of Cantor Shares pursuant to the Cantor Agreement provided that (A) no placement notices are delivered to Cantor under the Cantor Agreement (each, a “Cantor Placement Notice”) and no Cantor Placement Notices are otherwise pending, in each case during any Restricted Period, and (B) no Cantor Shares are actually sold or otherwise disposed of by the Company during the Restricted Period; and (ii) the Company’s issuance or sale of (A) Common Stock, options to purchase Common Stock, restricted stock units or other equity awards or Common Stock issuable upon the exercise or vesting of options, restricted stock units or other equity awards, pursuant to any employee or director equity compensation or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (B) Common Stock issuable upon conversion of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to MLV and (C) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, investors, strategic partners or potential strategic partners and otherwise conducted in a manner so as not to be integrated with the offering of Placement Shares hereby.”

6. All references to “June 3, 2011 (as amended by Amendment No. 1 to ATM Sales Agreement, dated January 4, 2012)” set forth in Schedule I and Exhibit 7(l) of the Amended Agreement are revised to read “June 3, 2011 (as amended by Amendment No. 1 to ATM Sales Agreement, dated January 4, 2012, and by Amendment No. 2 to ATM Sales Agreement, dated August 31, 2012)”.

7. The parties hereto agree that, notwithstanding anything to the contrary in the Amended Agreement, the Company may satisfy its obligations under Sections 7(m) and 7(n) of the Amended

Agreement that are triggered by the filing of the New Prospectus (as defined in Section 1 of this Amendment No. 2 (the “Second Amendment”)) by furnishing to MLV the initial written opinion and letter of Cooley LLP and initial Comfort Letter that are furnished to Cantor pursuant to the Cantor Agreement (each as defined in Section 4 of this Second Amendment), in each case addressed to MLV (the “Initial Deliverables”). The parties hereto also hereby agree that, immediately upon the receipt of the Initial Deliverables by MLV, Section 7(m) of the Amended Agreement shall automatically and without any further actions of the parties hereto be deleted and replaced with the following:

“Thereafter within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to MLV a letter of Company Counsel, or other counsel reasonably satisfactory to MLV, covering statements substantially in the form attached hereto as Exhibit 7(m)(2), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to MLV no more than one letter hereunder per calendar quarter and the Company shall not be required to furnish any such letter if the Company does not intend to deliver a Placement Notice in such calendar quarter until such time as the Company delivers its next Placement Notice; provided, further, that in lieu of such letters for subsequent periodic filings under the Exchange Act, counsel may furnish MLV with a letter (a “Reliance Letter”) to the effect that MLV may rely on a prior letter delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).”

8. Exhibit 7(m)(2) is hereby added to the Amended Agreement and shall read in full as set form on Exhibit 7(m)(2) hereto.

9. Except as specifically set forth herein, all other provisions of the Amended Agreement shall remain in full force and effect.

10. Entire Agreement; Amendment; Severability. This Second Amendment together with the Amended Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Amended Agreement to the “Agreement” shall mean the Amended Agreement as amended by this Second Amendment; provided, however, that (i) all references to “date of this Agreement” or “date hereof” in the Original Agreement shall continue to refer to the date of the Original Agreement, (ii) references to “the term of this Agreement” shall continue to refer to the term commencing with the execution of the Original Agreement, and (iii) the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

11. Applicable Law; Consent to Jurisdiction. This Amendment No. 2 shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12. Waiver of Jury Trial. The Company and MLV each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

13. Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

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If the foregoing correctly sets forth the understanding among the Company and MLV, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and MLV.

Very truly yours,

CERUS CORPORATION

By:	/s/ Willam M. Greenman
Name: Willam M. Greenman
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

MLV & CO. LLC

By:	/s/ Dean M. Colucci
Name: Dean M. Colucci
Title: President and Chief Operating Officer

EXHIBIT 7(m)(2)

Form of Legal Letter

The primary purpose of Company Counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, Company Counsel has not independently verified, and accordingly is not confirming and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus. However, in the course of acting as Company Counsel in connection with the preparation by the Company of the Registration Statement and the Prospectus, Company Counsel reviewed the Registration Statement and Prospectus, and participated in discussions and conferences with officers and other representatives of the Company, with its independent registered public accounting firm, as well as with your representatives and counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. Company Counsel also reviewed and relied upon certain corporate records and documents, letters from counsel for the Company and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters. Based on Company Counsel’s participation, review and reliance as described above, Company Counsel advises you that no facts came to Company’s Counsel attention that caused it to believe that:

(i) the Registration Statement (except as to (A) the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, (B) any intellectual property related matters and (C) any matters related to regulatory law, as to which, in each case, Company Counsel expresses no comment), at the date and time that the Registration Statement became effective on             , 2012, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) the Prospectus (except as to (A) the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, (B) any intellectual property related matters and (C) any matters related to regulatory law, as to which, in each case, Company Counsel expresses no comment) as of its date or dates as amended or supplemented, as applicable, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.